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                                                                    EXHIBIT 21.1

               List of Mutual Risk Management Ltd. Subsidiaries

             Subsidiary                                 Jurisdiction of
                                                         Organization

Commonwealth Risk Services (Europe) Limited              United Kingdom

Commonwealth Risk Services (West) Ltd.                     California

Commonwealth Risk Services, Inc.                          Pennsylvania

CFM Insurance Managers Ltd                                  Bermuda

Hamilton Management Ltd.                                   Wisconsin

IPC Group of America, Ltd.                                Pennsylvania

Legion Finance Corporation                                  Missouri

Legion Insurance Company                                  Pennsylvania

Legion Management Corporation                               Oklahoma

MRM Hancock Limited                                      United Kingdom

Mutual Coyle Hamilton Managers Limited                      Ireland

Mutual Finance Ltd.                                         Bermuda

Mutual Group Ltd.                                           Delaware

Mutual Holdings (U.S.) Ltd.                                 Delaware

Mutual Holdings Ltd.                                        Bermuda

Mutual Indemnity (Barbados) Ltd.                            Barbados

Mutual Indemnity (Dublin) Ltd.                              Ireland

Mutual Indemnity (U.S.) Ltd.                                Bermuda

Mutual Indemnity Ltd.                                       Bermuda

Mutual Risk Management (Barbados) Ltd.                      Barbados

Mutual Risk Management (Cayman) Ltd.                         Cayman

Park International Limited                                  Bermuda

Professional Underwriters Corp                              Delaware

Legion Indemnity Company                                    Illinois

SBU Insurance Agency , Inc                                  Delaware

Hemisphere Management Limited                               Bermuda

MRMFinancialServices Limited                                Bermuda